EXHIBIT 4.2

                           LS CAPITAL CORPORATION
                 FISCAL 2000 NON-QUALIFIED STOCK OPTION PLAN

1.   NAME AND PURPOSES OF THE PLAN

         (a) The plan set forth herein shall be known as "LS Capital Corporation Fiscal 2000 Non-Qualified Stock Option Plan" (the "Plan").

         (b)      The purposes of the Plan are to:

                  (i) Encourage selected employees, directors and consultants to
                  improve   operations  and  increase   profits  of  LS  Capital
                  Corporation, a Delaware corporation (the "Company");

                  (ii) Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates (as defined below); and

                  (iii) Increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company (the "Common Stock").

         (c) The options granted pursuant to this Plan are not intended to qualify as "incentive stock options" under Section 422(b) of the Internal
Revenue Code of 1986, as amended (the "Code"), and the provisions of this Plan need not be construed in a manner consistent with the requirements of that Code section.

2.   ELIGIBLE PERSONS AND CERTAIN DEFINITIONS

         Any consultant, non-employee director, or full-time employee of the Company or of any Affiliate selected by the Administrator (as defined herein) in its sole discretion is eligible to receive a grant of an option pursuant to this Plan (an "Option"). The term "Affiliate" as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term "employee" includes an officer or director who is an employee of the Company. The term "consultant" includes persons employed by, or otherwise affiliated with, a consultant. The term "Optionee" shall refer to a person in whose favor an Option is granted pursuant to this Plan.

3.   STOCK SUBJECT TO THIS PLAN

         The total number of shares of Common Stock that may be issued under Options granted pursuant to this Plan shall not exceed 5.0 million. Shares covered by any Option that expires unexercised shall become available again for grants under the Plan..

4.   ADMINISTRATION

         (a) This Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee of at least two Board members to which administration of the Plan, or of part of the Plan, is delegated (in either case, the "Administrator").

         (b) Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the Fair Market Value of the Common Stock subject to Options in accordance with Section 6.10 hereof; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the Optionee, to modify or amend any Option; (ix) to defer (with the consent of the Optionee) the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

         (c) All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

         (d) With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if any, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3, or any successor rule thereto. To the extent any provision of this Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator. Notwithstanding the above, it shall be the responsibility of such persons, not of the Company or the Administrator, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Administrator shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any successor rule thereto, or if any such person incurs any liability under Section 16 of the Exchange Act.

5.   GRANTING OF OPTIONS; OPTION AGREEMENT

         (a) No Options shall be granted under this Plan after ten years from the date of adoption of this Plan by the Board.

         (b) Each Option shall be evidenced by a written stock option agreement (an "Option Agreement"), in form satisfactory to the Company, executed by the Company and the person to whom such Option is granted; provided, however, that the failure by the Company, the Optionee, or both to execute such an agreement shall not invalidate the granting of an Option, although the exercise of each Option shall be subject to Section 6.3.

         (c) The Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval.

6.   TERMS AND CONDITIONS OF OPTIONS

         Each Option granted under this Plan shall be subject to the following terms and conditions:

         6.1 Changes in Capital Structure. Subject to Section 6.2, if the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Administrator in (a) the number and class of shares of Common Stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Administrator in its sole discretion.

         6.2      Corporate Transactions.

         (a) In the event of (i) a dissolution  or  liquidation  of the Company,
(ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the Options granted under this Plan are assumed, converted or replaced by the successor or acquiring corporation, which assumption, conversion or replacement will be binding on all Optionees), (iii) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder which merges with the Company in such merger, or which owns or controls another corporation which merges, with the Company in such merger) cease to own their shares or other equity interests in the Company, or (iv) the sale of all or substantially all of the assets of the Company, any or all outstanding Options may be assumed, converted or replaced by the successor or acquiring corporation (if any), which assumption, conversion or replacement will be binding on all Optionees. In the alternative, the successor or acquiring corporation may substitute equivalent options or provide substantially similar consideration to Optionees as was provided to shareholders (after taking into account the existing provisions of the Options). In the event such successor or acquiring corporation (if any) does not assume or substitute Options, as provided above, pursuant to a transaction described in this Section 6.2(a), then notwithstanding any other provision in this Plan to the contrary, the vesting of such Options will accelerate and the Options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Administrator determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate upon the consummation of such corporate transaction.

         (b) Subject to any greater rights granted to Optionees under the foregoing provisions of this Section 6.2, in the event of the occurrence of any transaction described in Section 6.2(a) hereof, any outstanding Options will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

         6.3 Time of Option Exercise. Subject to Section 5, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the Option Agreement granting the Option, or (b) in accordance with a vesting schedule attached to the Option Agreement and signed by Optionee; provided, however, that the right to exercise an Option must vest at the rate of at least 20% per year over five years from the date the Option was granted. In any case, no Option shall be exercisable until an Option Agreement in form satisfactory to the Company is executed by the Company and the Optionee.

         6.4 Option Grant Date. Except in the case of advance approvals described in Section 5(c), the date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

         6.5 Nonassignability of Option Rights. No Option granted under this Plan shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, an Option shall be exercisable only by the Optionee.

         6.6 Payment. Except as provided below, payment in full, in cash, shall be made for all Common Stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or exercised, the Administrator, in the exercise of its absolute discretion after considering any tax or accounting consequences, may authorize the delivery by the Optionee of Common Stock already owned by the Optionee for all or part of the exercise price, provided the Fair Market Value (determined as set forth in Section 6.10) of such Common Stock is equal on the date of exercise to the exercise price, or such portion thereof as the Optionee is authorized to pay by delivery of such stock; provided, however, that if an Optionee has exercised any portion of any Option granted by the Company by delivery of Common Stock, the Optionee may not, within six months following such exercise, exercise any Option granted under this Plan by delivery of Common Stock without the consent of the Administrator.

         6.7      Termination.

         (a) Subject to earlier termination pursuant to Section 6.2 hereof and notwithstanding the exercise periods set forth in the related Option Agreement, exercise of an Option will always be subject to the following:

                  (i) If an Optionee is Terminated for any reason except death, Disability or Cause, then an Optionee may exercise such Optionee's Options, only to the extent that such Options are exercisable on the Termination Date and such Options must be exercised by an Optionee, if at all, within three (3) months after the Termination Date (or within such shorter time period, not less than thirty (30) days after the Termination Date, or such longer time period not exceeding five (5) years after the Termination Date as may be determined by the Administrator), but in any event, no later than the expiration date of the Options.

                  (ii) If an Optionee is Terminated because of Optionee's death or Disability (or an Optionee dies within three (3) months after Optionee's Termination other than for Cause), then Optionee's Options may be exercised, only to the extent that such Options are exercisable by Optionee on the Termination Date and must be exercised by Optionee (or Optionee's legal representative or authorized assignee), if at all, within twelve (12) months after the Termination Date (or within such shorter time period, not less than six (6) months after the Termination Date, or such longer time period not exceeding five (5) years after the Termination Date as may be determined by the Administrator), but in any event no later than the expiration date of the Options.

                  (iii) If an Optionee is terminated for Cause, then Optionee's Options shall expire on such Optionee's Termination Date, or at such later time and on such conditions as are determined by the Administrator.

         (b) "Termination" or "Terminated" means, for purposes of this Plan with respect to an Optionee, that the Optionee has for any reason ceased to provide services as an employee, officer, director or consultant to the Company or an Affiliate. An Optionee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reinstatement upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated in writing. In the case of any Optionee on (i) sick leave, (ii) military leave or (iii) an approved leave of absence, the Administrator may make such provisions respecting suspension of vesting of the Option while the Optionee is on leave from the Company or an Affiliate as the Administrator may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the related Option Agreement. The
Administrator will have sole discretion to determine whether an Optionee has ceased to provide services and the effective date on which the Optionee ceased to provide services (the "Termination Date").

         (c) "Disability" means a disability, whether temporary or permanent, partial or total, as determined by the Administrator.

         (d) "Cause" means Termination because of (i) any willful material violation by the Optionee of any law or regulation applicable to the business of the Company or an Affiliate, the Optionee's conviction for or guilty plea to, a felony or a crime involving moral turpitude or any willful perpetration by the Optionee of a common law fraud, (ii) the Optionee's commission of an act of personal dishonesty which involves a personal profit in connection with the Company or any other entity having a business relationship with the Company,
(iii) any material breach by the Optionee of any material provision of any agreement or understanding between the Company or an Affiliate and the Optionee regarding the terms of the Optionee's service as an employee, director or consultant to the Company or an Affiliate, including without limitation, the willful and continued failure or refusal of the Optionee to perform the material duties required of such Optionee as an employee, director or consultant of the Company or an Affiliate, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or an Affiliate and the Optionee, (iv) Optionee's intentional disregard of the policies of the Company or an Affiliate so as to cause loss, damage or injury to the property, reputation or employees of the Company or an Affiliate, or (v) any other misconduct by the Optionee which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or an Affiliate.

         6.8      Withholding and Employment Taxes.

         (a) Whenever shares of Common Stock are to be issued in satisfaction of Options granted under this Plan, the Company may require the Optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever, under this Plan, payments in satisfaction of Options are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

         (b) When, under applicable tax laws, an Optionee incurs tax liability in connection with the exercise or vesting of any Option that is subject to tax withholding and the Optionee is obligated to pay the Company the amount required to be withheld, the Administrator may in its sole discretion allow the Optionee to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the shares to be issued that number of shares having a Fair Market Value (determined in accordance with Section 6.10 hereof) equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have shares withheld for this purpose will be made in accordance with the requirements established by the Administrator and be in writing in a form acceptable to the Administrator.

         6.9 Other Provisions. Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator.

         6.10 Determination of Value. For purposes of the Plan, the Fair Market Value of Common Stock or other securities of the Company shall be determined as follows:

         (a) If the Common Stock is listed on or included in any established stock exchange, national market system (including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System), or other recognized trading market (including without limitation the OTC Bulletin Board or the National Quotation Bureau, Inc. pink sheets), its Fair Market Value shall be the closing sales price for such stock or the closing bid if no sales were reported, as quoted on such exchange, system or market (or the most prominent thereof) for the date the Fair Market Value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales).

         (b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the means between the high bid and low asked prices for the Common Stock on the date the Fair Market Value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

         (c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the
Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business.

         6.11 Option Term. No Option shall be exercisable more than ten years after the date of grant, or such lesser period of time as is set forth in the Option Agreement.

         6.12 Exercise Price. Except as otherwise provided in this Section 6.12, the exercise price of an Option shall equal the Fair Market Value (determined in accordance with Section 6.10) of the Common Stock subject to the Option on the date of grant. Notwithstanding the preceding, the exercise price of any Option granted to any person who owns, directly or by attribution under the Code currently Section 424(d), Common Stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate shall in no event be less than 110% of the Fair Market Value (determined in accordance with Section 6.10) of the Common Stock covered by the Option at the time the Option is granted.

7.   MANNER OF EXERCISE

         (a) An Optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in Section 6.6. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

         (b) Promptly after receipt of written notice of exercise of an Option, the Company shall, without stock issue or transfer taxes to the Optionee or other person entitled to exercise the Option, deliver to the Optionee or such other person, one or more certificates for the requisite number of shares of Common Stock. An Optionee or permitted transferee of an Optionee shall not have any privileges as a shareholder with respect to any shares of Common Stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8.   EMPLOYMENT, DIRECTOR OR CONSULTING RELATIONSHIP

         Nothing in this Plan or any Option granted thereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any Optionee's employment, director or consulting arrangement at any time, nor confer upon any Optionee any right to continue in the employ of, on the Board of, or consult with, the Company or any of its Affiliates.

9.  CONDITIONS UPON ISSUANCE OF SHARES.

         Shares of Common Stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended.

10.  NONEXCLUSIVITY OF THE PLAN.

         The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

11.      AMENDMENT OR TERMINATION OF PLAN

         The Board may (without the approval of any Optionee or the Company's shareholders) modify or amend this Plan in any respect; provided, however, that no modification or amendment of this Plan shall adversely affect any previously granted Options without the consent of the related Optionee. The Board may, at any time or from time to time, suspend or terminate this Plan; provided, however, that no such action shall adversely affect any previously granted Options without the consent of the related Optionee.

12.  EFFECTIVE DATE OF PLAN

         This Plan is effective as of September 24, 1999; provided, however, that Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws. This Plan shall remain in effect until terminated by the Board.